UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

UNIVERSAL BIOENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

Nevada	333-123465	20-1770378
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

279 Old Moody Blvd. Box 7
Palm Coast, FL	32164
(Address of principal executive offices)	(Zip Code)

386-437-7176

Registrant's telephone number, including area code

32 Karas Trail
Palm Coast, FL
32164

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Universal Bioenergy, Inc. (UBRG-its trading symbol) wishes to announce the initiation of a long term lease agreement between its wholly owned subsidiary-Universal Bioenergy, North America, Inc. (UBNA) and Mississippi Investment Petroleum Company LLC (MIPCO), a Mississippi Limited Liability Company, having its offices at 4 Moss Woods Cove, Madison, Mississippi 39110.

In return for the use of the biodiesel refinery plant owned by UBNA at Nettleton, Mississippi, MIPCO will pay UBNA a production fee of $0.25 per gallon for each gallon of fuel produced at the plant. MIPCO has agreed to pay all permitting fees and costs to bring the plant into full operation. The expectation is that the plant will be in partial operation in sixty days from September 1, 2009, with full operating capacity of 1,000,000 gallons a month to follow shortly thereafter.

By the end of 2009, the lease will provide a revenue stream to UBNA of $250,000 per month or three million per year. Since there are no operating costs for UBNA this will also be a Gross Operating Profit. Currently the management of the parent Company, UBRG, has budgeted $50,000 for G&A and R&D per month starting in January 2010. Since the company currently is debt free, the $50,000 per month will be the costs for the Company other than taxes. Based on these numbers, UBRG should have a gross profit of $2,400,000 for 2010.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Description of Leaser

This filing and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding our expenses and revenue;
•	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing;
•	plans for future products, for enhancements of existing products and for development of new technologies;
•	our anticipated growth strategies;
•	existing and new customer relationships;
•	our technology strengths;
•	our intellectual property, third-party intellectual property and claims related to infringement thereof;
•	anticipated trends and challenges in our business and the markets in which we operate;
•	and sources of new revenue.

However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this 8-K. We do not undertake to update any forward-looking statement, except as required by law.

UNIVERSAL BIOENERGY, INC.
(Registrant)

Date: August 5, 2009	By:	/s/ James Michael Ator
James Michael Ator
Treasurer and Chief Financial Officer
Universal Bioenergy, Inc.